Exhibit 99.1

Contacts: Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS FIRST QUARTER 2012

FINANCIAL RESULTS

•	First quarter revenue of $319 million, up 16 percent year-over-year

•	GAAP net income of $43 million, down 15 percent year-over-year; or $0.24 per diluted share, down 8 percent year-over-year, including impact of closing the Blaze and Cotendo acquisitions

•	Normalized net income* of $75 million, up 4 percent year-over-year; or $0.41 per diluted share, up 8 percent year-over-year

•	Board of Directors authorizes $150 million extension of share repurchase program

CAMBRIDGE, Mass. – April 25, 2012 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, today reported financial results for the first quarter ended March 31, 2012. Revenue for the first quarter of 2012 was $319 million, a 16 percent increase over first quarter 2011 revenue of $276 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the first quarter of 2012 was $43 million, or $0.24 per diluted share, a 15 percent decrease from first quarter 2011 GAAP net income of $51 million, or $0.26 per diluted share, and a 28 percent decrease from fourth quarter 2011 GAAP net income of $60 million, or $0.33 per diluted share.

The Company generated normalized net income* of $75 million, or $0.41 per diluted share, in the first quarter of 2012, a 4 percent increase over first quarter 2011 normalized net income of $72 million, or $0.38 per diluted share, and a 10 percent decrease from the prior quarter normalized net income of $83 million, or $0.45 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“We are very pleased with our first quarter results, which were driven by continued adoption of our cloud infrastructure solutions and an acceleration of traffic growth in our content delivery solutions,” said Paul Sagan, President and CEO of Akamai. “Customers have responded positively to the product investments we have made to support mobile and cloud computing, Web security, and the shift of video and other rich media to the Internet.”

Adjusted EBITDA* for the first quarter of 2012 was $143 million, up 10 percent from $129 million in the first quarter of 2011, and down 3 percent from $148 million in the prior quarter. Adjusted EBITDA margin for the first quarter was 45 percent, down 1 point from the prior quarter and down 2 points from the same period last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations was $93 million in the first quarter of 2012, or 29 percent of revenue. At the end of the first quarter of 2012, the Company had approximately $979 million in cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 21 percent and 28 percent, respectively, of revenue for the first quarter of 2012.

Share Repurchase Program

The Company also announced that its Board of Directors has authorized a $150 million extension of its share repurchase program, effective for a 12-month period beginning on May 1, 2012. The Company’s goal for this program, which is expected to be funded by cash from operations, is primarily to offset dilution created by its equity compensation programs.

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws. The Company may choose to suspend or discontinue the repurchase program at any time but cannot carry over unused authorization amounts to future periods.

During the first quarter of 2012, under its current share repurchase program, the Company repurchased approximately 223,000 shares of its common stock for $8 million, an average price of $35.45 per share. As of March 31, 2012, the Company had repurchased 18 million shares of its common stock for $491 million, at an average price of $26.86 per share since April 2009.

The Company had approximately 179 million shares of common stock outstanding as of March 31, 2012.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-396-2386 (or 1-617-847-8712 for international calls) and using passcode No. 53739683. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 47744833.

About Akamai

Akamai® is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere. At the core of the Company's solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud. To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Mar. 31, 2012	Dec. 31, 2011
Assets
Cash and cash equivalents	$144,724	$559,197
Marketable securities	259,818	290,029
Accounts receivable, net	215,855	210,936
Deferred income tax assets, current portion	6,444	6,444
Prepaid expenses and other current assets	52,700	55,414

Current assets	679,541	1,122,020
Marketable securities	574,178	380,729
Property and equipment, net	303,518	293,043
Goodwill and other intangible assets, net	799,147	498,300
Other assets	14,460	7,924
Deferred income tax assets, net	43,274	43,485

Total assets	$2,414,118	$2,345,501

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$124,020	$123,618
Other current liabilities	24,518	24,774

Current liabilities	148,538	148,392
Other liabilities	64,392	40,859

Total liabilities	212,930	189,251
Stockholders’ equity	2,201,188	2,156,250

Total liabilities and stockholders’ equity	$2,414,118	$2,345,501

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	Mar. 31 2012	Dec. 31, 2011	Mar. 31, 2011

Revenues	$319,448	$323,740	$275,953

Costs and operating expenses:
Cost of revenues * †	102,566	102,544	89,068
Research and development *	17,480	15,191	12,594
Sales and marketing *	67,290	66,609	53,365
General and administrative * †	55,706	51,016	43,901
Amortization of other intangible assets	4,767	4,316	4,277
Restructuring charge	60	4,728	—

Total costs and operating expenses	247,869	244,404	203,205

Operating income	71,579	79,336	72,748

Interest income, net	1,646	1,863	2,960
Loss on investments	—	(500)	—
Other (expense) income, net	(441)	7,455	(1,035)

Income before provision for income taxes	72,784	88,154	74,673
Provision for income taxes	29,557	28,073	24,056

Net income	$43,227	$60,081	$50,617

Net income per share:
Basic	$0.24	$0.34	$0.27
Diluted	$0.24	$0.33	$0.26

Shares used in per share calculations:
Basic	178,120	178,916	186,849
Diluted	182,342	182,956	191,383

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	Mar. 31 2012	Dec. 31 2011	Mar. 31 2011

Cash flows from operating activities:
Net income	$43,227	$60,081	$50,617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	45,634	43,650	41,134
Stock-based compensation	20,924	18,840	15,712
Provision for deferred income taxes, net	—	32,722	—
Excess tax benefits from stock-based compensation	(13,414)	(1,663)	(9,012)
(Gain) loss on investments and disposal of property and equipment, net	(97)	769	117
Provision for doubtful accounts	370	830	322
Non-cash portion of restructuring charge	—	412	—
Changes in operating assets and liabilities:
Accounts receivable	(1,416)	(30,016)	7,557
Prepaid expenses and other current assets	4,309	(6,936)	(6,076)
Accounts payable, accrued expenses and other current liabilities	(5,798)	20,452	(8,391)
Accrued restructuring	(2,144)	3,752	—
Deferred revenue	1,474	(2,335)	(3,453)
Other noncurrent assets and liabilities	(566)	(4,651)	(16)

Net cash provided by operating activities	92,503	135,907	88,511

Cash flows from investing activities:
Cash paid for acquired businesses, net of cash received	(291,638)	—	(175)
Purchases of property and equipment and capitalization of internal-use software costs	(43,344)	(46,570)	(46,235)
Proceeds from sales and maturities of short- and long-term marketable securities	117,414	334,103	247,267
Purchases of short- and long-term marketable securities	(280,649)	(152,657)	(275,615)
Proceeds from the sale of property and equipment	10	15	25
Decrease in restricted investments held for security deposits	—	51	221

Net cash (used in) provided by investing activities	(498,207)	134,942	(74,512)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	7,078	11,947	3,959
Excess tax benefits from stock-based compensation	13,414	1,663	9,012
Taxes paid related to net share settlement of equity awards	(21,655)	(2,713)	—
Repurchase of common stock	(7,913)	(76,332)	(43,678)

Net cash used in financing activities	(9,076)	(65,435)	(30,707)

Effects of exchange rate changes on cash and cash equivalents	307	(1,816)	2,016

Net (decrease) increase in cash and cash equivalents	(414,473)	203,598	(14,692)
Cash and cash equivalents, beginning of period	559,197	355,599	231,866

Cash and cash equivalents, end of period	$144,724	$559,197	$217,174

	Three Months Ended
	Mar. 31 2012	Dec. 31, 2011	Mar. 31, 2011
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$683	$581	$555
Research and development	3,930	3,610	2,762
Sales and marketing	10,134	8,878	6,846
General and administrative	6,177	5,771	5,549

Total stock-based compensation	$20,924	$18,840	$15,712

Depreciation and amortization:
Network-related depreciation	$34,605	$33,170	$30,687
Capitalized stock-based compensation amortization	1,755	1,713	2,065
Other depreciation and amortization	4,507	4,451	4,105
Amortization of other intangible assets	4,767	4,316	4,277

Total depreciation and amortization	$45,634	$43,650	$41,134

Capital expenditures:
Purchases of property and equipment	$30,433	$34,450	$35,600
Capitalized internal-use software	12,911	12,120	10,635
Capitalized stock-based compensation	2,298	2,067	1,824

Total capital expenditures	$45,642	$48,637	$48,059

Net (decrease) increase in cash, cash equivalents, marketable securities and restricted marketable securities	$(251,235)	$38,960	$13,835

End of period statistics:
Number of employees	2,539	2,380	2,225
Number of deployed servers	108,507	105,111	89,331

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory pronouncements discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release and our earnings call helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which may make comparisons with other companies' financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains and losses on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on the historical cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, loss on early extinguishment of debt and gains and losses on legal settlements. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “normalized net income per share” as normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations. Akamai considers normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of non-cash items. Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended
	Mar. 31 2012	Dec. 31, 2011	Mar. 31, 2011

Net income	$43,227	$60,081	$50,617

Amortization of other intangible assets	4,767	4,316	4,277
Stock-based compensation	20,924	18,840	15,712
Amortization of capitalized stock-based compensation	1,755	1,713	2,065
Loss on investments	—	500	—
Acquisition related costs (benefits)	4,452	1,020	(440)
Legal settlements, net	—	(8,043)	—
Restructuring charge	60	4,728	—

Total normalized net income:	75,185	83,155	72,231

Interest income, net	(1,646)	(1,863)	(2,960)
Provision for income taxes	29,557	28,073	24,056
Depreciation and amortization	39,112	37,621	34,792
Other expense, net	441	588	1,035

Total Adjusted EBITDA:	$142,649	$147,574	$129,154

Normalized net income per share:
Basic	$0.42	$0.46	$0.39
Diluted	$0.41	$0.45	$0.38

Shares used in normalized per share calculations:
Basic	178,120	178,916	186,849
Diluted	182,342	182,956	191,383

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future revenue growth. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, loss of significant customers, failure of the markets we address or plan to address to develop as we expect or at all, inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues, changes in estimates we make about tax liabilities and other contingencies, a failure of Akamai’s services or network infrastructure, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities particularly our content delivery and cloud infrastructure solutions, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.